U.S. SECURITIES AND EXCHANGE COMMISSION
                      Washington, D.C. 20549

                             FORM 8-K


                          CURRENT REPORT


PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


   Date of Report (Date of earliest event reported): March 8, 2000


                              eConnect
        (Exact name of registrant as specified in its charter)

                                Nevada
    (State or jurisdiction of  incorporation) or organization)

                                33-68570
                      (Commission File Number)

                                43-1239043
               (I.R.S. Employer Identification Number)

2500 Via Cabrillo Marina, Suite 112, San Pedro, California  90731
      (Address of principal executive offices)          (Zip Code)

           Registrant's telephone number:  (310) 514-9482


   (Former name or former address, if changed since last report)

ITEM 4.  CHANGE IN REGISTRANT'S CERTIFYING ACCOUNTANT.

(a) Effective on March 8, 2000, the independent accountants who were previously engaged as the principal accountants to audit the Registrant's financial statements were dismissed. These accountants have not issued any financial statements for the Registrant. The decision to change accountants was approved by the Board of Directors.

During the Registrant's two most recent fiscal years and any subsequent interim period preceding such resignation, there were no disagreements with the former accountants on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure. In addition, there were no "reportable events" as described in Item 304(a)(1)(iv)(B)1 through 3 of Regulation S-B that occurred within the Registrant's two most recent fiscal years and the subsequent interim period preceding the former accountants' dismissal.

(b) Effective on March 8, 2000, the firm of L.L. Bradford & Company has been engaged to serve as the new principal accountants to audit the Registrant's financial statements. During the Registrant's two most recent fiscal years, and the subsequent interim period prior to engaging those accountants, neither the Registrant (nor someone on its behalf) consulted the newly engaged accountants regarding any matter.

                               SIGNATURE

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                          eConnect



Dated: March 14, 2000                     By: /s/ Thomas S. Hughes
                                          Thomas S. Hughes, President

                            EXHIBIT INDEX

Number  Exhibit Description

16  Letter on Change in Certifying Accountant (see below).